UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 15, 2004

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MIDDLEBURG FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Virginia (State or other jurisdiction of incorporation)	0-24159 (Commission File Number)	54-1696103 (IRS Employer Identification No.)

111 West Washington Street Middleburg, Virginia (Address of principal executive offices)	20117 (Zip Code)

Registrant’s telephone number, including area code: (703) 777-6327

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02

Results of Operations and Financial Condition.

On October 25, 2004, the Registrant issued a press release reporting its financial results for the period ended September 30, 2004.  A copy of the press release is being furnished as an exhibit to this report and is incorporated by reference into this Item 2.02.

Item 5.02

Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On October 20, 2004, the Board of Directors of the Company elected Henry F. Atherton, III as a new director.  Mr. Atherton is also expected to serve on the Company’s loan committee.

Item 8.01

Other Events

On October 15, 2004, Charles R. Roberts resigned as the Company’s Executive Vice President and Chairman of Trust and Wealth Management Services.  Pursuant to the terms of his employment agreement with the Company, Mr. Roberts is entitled to receive salary and fringe benefits for a 12-month period following the date of his resignation.  The Company expects to accrue the total amount due to Mr. Roberts ($155,250) in the fourth quarter of its 2004 fiscal year.

Item 9.01

Financial Statements and Exhibits.

(c)

Exhibits.  The following exhibit is being furnished pursuant to Item 2.02 above.

Exhibit No.

Description

99.1

Press Release dated October 25, 2004

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MIDDLEBURG FINANCIAL CORPORATION

(Registrant)

Date:  October 27, 2004

By:  /s/ Alice P. Frazier

Alice P. Frazier

Executive Vice President and

Chief Operating Officer

EXHIBIT INDEX

Exhibit No.

Description

99.1

Press Release dated October 25, 2004